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                                                                  EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT
                              --------------------

                  This Employment Agreement is entered into as of the 15th day of November, 1996 by and between S-O Operating Corp., a Delaware corporation (the "Company") and Kenneth A. Darienzo (the "Executive").

                                R E C I T A L S:
                                - - - - - - - -

                  WHEREAS, the Company desires to provide for the employment of Executive as its President and Chief Executive Officer; and

                  WHEREAS, the Executive desires to be employed by the Company;

                  NOW, THEREFORE, in consideration of the mutual covenants and warranties contained herein, the parties agree as follows:

                  A. Term. The term of this Agreement shall commence on the date hereof and shall continue through December 31, 1999 (the "Term").

                  B. Employment. During the Term, the Company hereby employs Executive as its President and Chief Executive Officer, and Executive hereby accepts such employment.

                  C. Duties and Responsibilities. Executive shall serve as President and Chief Executive Officer of the Company, subject to the supervision of the Board of Directors of the Company (the "Board"). In such position, Executive shall have such duties and authority as are customarily exercised by a President and Chief Executive Officer of a business corporation of similar size and public stature and as shall be determined from time to time by the Board or its designee reasonably related to the business of the Company and such that will not limit or otherwise hamper Executive's ability to perform his duties. Executive shall devote his full time and energies to the business of the Company, it being understood and agreed that Executive shall not engage in outside business interests or activities if such activities directly or indirectly interfere with the performance of his duties. The Company shall use its best efforts to cause Executive to be elected to the Board and to continue as a director of the Company throughout the Term. In addition, if requested by the Board, Executive shall agree to serve on other committees of the Company without additional compensation.

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                  D.       Compensation.

                           1. Base Compensation. During the Term, the Company
shall pay Executive, as compensation for services rendered under this Agreement, base compensation ("Base Compensation") at the rate of Three Hundred Thousand Dollars ($300,000) per year, payable in accordance with the usual and customary payroll practices of the Company.

                           2. Incentive Compensation. In addition to the
foregoing Base Compensation, the Company shall pay to Executive, as additional incentive compensation ("Incentive Compensation"), an amount equal to 40% of the Annual Bonus Pool (as defined below) of the Company, computed on an annual basis (commencing with the 1997 calendar year) and payable within 90 days after the end of each calendar year; provided, however, that in no event shall the Incentive Compensation exceed 100% of Base Compensation. The Annual Bonus Pool for each calendar year shall be equal to the product of (i) 20% multiplied by
(ii) the difference between the Company's EBITDA (as defined below) for such year and the corresponding amount in the Company's operating plan for such year, as approved by the Board. As used in this Agreement, the term EBITDA means the Company's net earnings, as reflected on the Company's audited financial statements for such year, plus depreciation and amortization, but without deduction for interest expense or state, local, federal or foreign taxes.

                           3. Annual Review. The Board shall review Executive's
performance on an annual basis and make upwards adjustments in Executive's Base Compensation and/or Incentive Compensation as appropriate.

                           4. Stock Purchase Agreement. The Company and
Executive shall enter into a Stock Purchase Agreement pursuant to which Executive will purchase shares of Common Stock of the Company equal to 2% of the fully diluted common equity of the Company at a purchase price per share to be determined.

                           5. Stock Option Agreement. The Company and Executive
shall enter into a Stock Option Agreement pursuant to which Executive will be granted a non-qualified option to purchase shares of Common Stock of the Company equal to 2.5% of the fully diluted common equity of the Company at an exercise price per share to be determined.

                           6. Other Equity Arrangements. Executive shall be
entitled to participate in any stock option plan, stock bonus plan or other equity-based incentive program instituted by the Company for its senior executives, at such levels and on such terms as may be determined by the Board.

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                  E.       Expenses and Executive Benefits.

                           1. Expenses. The Company shall reimburse Executive
for his reasonable out-of-pocket expenses incurred in connection with the business of the Company, subject to such reasonable policies as the Board may establish from time to time.

                           2. Other Benefits. Executive shall be entitled to
receive such other benefits as the Company generally makes available to its senior executives. To the extent permitted by law, for purposes of all other benefits, Executive shall be treated as having been continuously employed by the Company since July 31, 1989.

                           3. Automobile Expenses. The Company shall provide
Executive with full-time use of an automobile (Jaguar or equivalent) at its expense during the term of this Agreement, and shall reimburse Executive for all reasonable expenses incurred in connection with the use or operation of the automobile, including maintenance, repair, gasoline, registration fees and insurance.

                           4. Vacation. The Company shall provide Executive with
four weeks of paid vacation per year, with any unused vacation accruing to the benefit of Executive.

                  F.       Termination.

                           1. Termination By The Company For Cause or By
Executive For Any Reason.

                                    (a) If the Company terminates Executive's
         employment and this Agreement for Cause (as defined below) or if Executive terminates employment and this Agreement for any reason, Executive shall be entitled to receive his Base Compensation through the date of termination and Executive shall be entitled to no other payments of Base Compensation or Incentive Compensation under this Agreement. All other benefits, if any, due Executive following Executive's termination of employment due to the reasons set forth in this Section 6.1 shall be determined in accordance with the plans, policies and practices of the Company.

                                    (b) For purposes of this Agreement Cause
         shall mean:

                                    (i) Executive's death, adjudication as
         mentally incompetent, or mental or physical disability preventing Executive from performing his duties under this Employment Agreement for a period of 90 consecutive days. Any question as to the existence of the disability of Executive as to which Executive and the Company cannot agree shall be

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         determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement;

                                            (ii) Executive's breach of any
         material term of this Agreement, including, but not limited to, the covenants set forth in Section 7 or 8 hereof, which are not cured by Executive within 10 days following written notice from the Company of such breach;

                                            (iii) Executive's willful failure or
         refusal to perform his duties hereunder or to perform specific directives of the Board;

                                            (iv) Dishonesty of Executive
         affecting the Company;

                                            (v) Drunkenness or use of drugs
         which interferes with the performance of Executive's duties and responsibilities under this Agreement;

                                            (vi) Executive's conviction of a
         felony or of any crime involving moral turpitude, fraud or misrepresentation; or

                                            (vii) Any gross or willful conduct
         of Executive resulting in substantial loss to the Company, substantial damage to the Company's reputation or theft or defalcation from the Company.

                           2. Termination By The Company Without Cause. If the
Company terminates this Agreement without Cause, Executive shall be entitled to
(i) payment of severance pay equal to the Base Compensation due for the remaining term of this Agreement (but in no event an amount less than 18 months' Base Compensation), and (ii) continuation of any health or insurance plans or benefit programs for the remaining term of the Agreement. In addition, Executive shall be entitled to receive any Incentive Compensation due for the year of termination under Section 4.2, at such time as is specified in Section 4.2, as if Executive had been employed for the full calendar year. All other benefits, if any, due Executive following Executive's termination of employment by the Company without Cause shall be determined in accordance with the plans, policies and practices of the Company.

                           3. Expiration of Employment Term. Unless otherwise
agreed in writing between the Company and Executive, Executive's employment

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hereunder shall terminate upon the expiration of the Term. Following the expiration of the Term, the Company shall have no further obligations to Executive hereunder, other than with respect to compensation which shall have accrued to Executive during the Term but which shall then remain unpaid, and Executive's continuation of employment with the Company beyond the expiration of the Term shall be deemed an employment at will which may be terminated by the Company or Executive at any time and shall not extend any of the provisions of this Agreement.

                           4. Notice of Termination. Any purported termination
of employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                  G. Non-Competition. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

                           1. During the term of Executive's employment
hereunder and for a period of one year following the termination of Executive's employment with the Company, Executive will not enter into competitive endeavors and will not undertake any commercial activity which is contrary to the best interests of the Company or its affiliates, including becoming an employee, owner (except for passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of any entity in any geographic area which either directly competes with a line or lines of business of the Company.

                           2. Executive will not directly or indirectly induce
any employee of the Company or any of its affiliates to engage in any activity in which Executive is prohibited from engaging by Section 7.1 above or to terminate his employment with the Company or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Company or any of its affiliates unless such person shall have ceased to be employed by the Company or any of its affiliates for a period of at least 12 months.

                           3. It is expressly understood and agreed that
although Executive and the Company consider the restrictions contained in this
Section 7 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to

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such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                  H. Confidentiality. Executive agrees that he will not at any time, whether during or subsequent to the term of Executive's employment by the Company, unless specifically consented to in writing by the Company, either directly or indirectly use or divulge, disclose or communicate to any person, firm, or corporation, any proprietary information of any kind, nature, or description concerning any matters affecting or relating to the business of the Company, including, without limiting the generality of the foregoing, technical specifications of its products, its manufacturing processes, the names of any of its clients or customers, its marketing methods, its costs of materials, the prices it obtains or has obtained or at which it sells or has sold its products, or any other information of, about, or concerning the business of the Company, its manner of operation, or other confidential data of any kind, nature, or description (the "Confidential Information"). The Company and Executive hereby agree that as between them, all of the Confidential Information constitutes important and material, trade secrets of the Company and affect the successful conduct of the Company's business, and its goodwill, and that any breach of any term of this section is a material breach of this Agreement. All equipment, documents, memoranda, reports, files, samples, books, correspondence, lists, other written and graphic records, and the like, affecting or relating to the business of the Company, which Executive shall prepare, use, construct, observe, possess, or control in connection with his employment shall be and remain the Company's sole property.

                  I. Representations of the Executive. The Executive hereby represents and warrants, to the best of his knowledge, that:

                           1. The representations and warranties contained in
Article 2 of the Asset Sale Agreement dated as of July 22, 1996 by and among Bausch & Lomb, Incorporated, Steri-Oss, Inc. ("S-O") and S-O Acquisition Corp. ("Acquisition") (the "Asset Sale Agreement") are true and correct in all material respects;

                           2. The financial projections relating to the
operations of Acquisition and its subsidiaries attached as Schedule 5.22 to the Securities Purchase Agreement by and between Acquisition and The 1818 Fund II, L.P. (the "Securities Purchase Agreement") have been prepared by Acquisition in good faith on a reasonable basis. The assumptions on which the projections are based are stated in Schedule 5.22 and are consistent with the past practices (including, without limitation, accounting practices) of S-O and with historical conditions applicable to the business

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of S-O.  Nothing has come to the attention of Executive to indicate that the projections or the assumptions on which they are based are not reasonable.

                           3. Except as set forth in Schedule 5.23 to the
Securities Purchase Agreement, each of the items of Intellectual Property (as defined in Section 2.8 of the Asset Sale Agreement) and after giving effect to the transactions contemplated hereby, (i) is and will be owned by Acquisition or one of its subsidiaries, free and clear of any material liens, liabilities or other encumbrances, (ii) does not and will not conflict with or violate the intellectual property rights of others, (iii) is transferable to Acquisition or one of its subsidiaries under the Asset Sale Agreement without the approval or consent of any person, and (iv) is and will continue to be valid and in full force and effect in all material respects after giving effect to the transactions contemplated under the Securities Purchase Agreement; and (b) Schedules 2.8(a), 2.8(b) and 2.8(c) to the Asset Sale Agreement are true and correct and accurately and completely present the information purported to be contained therein;

                           4. Except as otherwise stated in the accompanying
report to the Audited Financials (as defined in the Securities Purchase Agreement), the Audited Financials have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby, and present fairly the consolidated financial condition of S-O as of the dates thereof, and the consolidated results of operations of S-O for the period, or portion thereof, then ended and the monthly financial statements have been prepared in accordance with S-O's usual historical practice for the preparation of monthly financials. Except as set forth on Schedule 5.9 of the Securities Purchase Agreement, Acquisition, after giving effect to the transactions contemplated in the Securities Purchase Agreement, will not have any material direct or indirect indebtedness, liability or obligation, whether known or unknown, fixed or unfixed, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement (collectively "Liabilities"), other than (i) Liabilities fully and adequately reflected on the Financials or as a result of the transactions contemplated under the Securities Purchase Agreement and (ii) those incurred since the date of the Audited Financials in the ordinary course of business. Schedule 2.5 to the Asset Sale Agreement is true and correct and accurately and completely presents the information purported to be contained therein.

                  J. Cooperation With Regard to Litigation. Executive agrees to cooperate with the Company during the Term and thereafter (including following Executive's termination of employment for any reason) by making himself reasonably available to testify on behalf of the Company or its affiliates, in any action, suit or proceeding, whether civil, criminal, administrative, or investigative and to assist the Company or any of its affiliates in any such action, suit, or proceeding by providing information and meeting and consulting with the Board or its representatives or counsel or representatives or counsel to the Company or its affiliates, as reasonably requested by the Board or such representatives or counsel. Executive shall be

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reimbursed by the Company for any expenses (including, but not limited to, legal fees) reasonably incurred by Executive in connection with his compliance with the foregoing covenant.

                  K. Notification Requirement. During the term of Executive's employment hereunder and for the one year period following Executive's termination of employment with the Company for any reason, the Executive shall give notice to the Company of any change in the Executive's address and of each new employment that the Executive plans to undertake, at least seven (7) days prior to beginning any such new employment. Such notice shall state the nature of the new employment, the name and address of the person for whom such new employment is undertaken and the Executive shall provide the Company with such other pertinent information concerning such new employment as the Company may reasonably request in order to determine the Executive's continued compliance with the Executive's obligations under Sections 7 and 8.

                  L. Executive's Duties on Termination. Upon termination of his employment with the Company for any reason, Executive agrees to deliver promptly to the Company all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, computer disks, or other written or graphic records, and the like, relating to the Company's business, which are or have been in his possession or under his control.

                  M. Attorney's Fees. If any legal action arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred in enforcing or attempting to enforce any of the terms, covenants, or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorney's fees, incurred in any appeal from an action brought to enforce any of the terms, covenants, or conditions.

                  N. Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at the address of its principal place of business, and any notice to be given to Executive shall be addressed to him at his home address last shown on the records of the Company, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when personally delivered or enclosed in a properly sealed and addressed envelope, registered or certified, and deposited (postage and registry or certification fee prepaid) in the U.S. mail.

                  O. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

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                  P. Assignment. This Agreement shall not be assignable by
Executive and shall be assignable by the Company only with the consent of Executive; provided, however, that the Company may assign its rights and obligations under this Agreement without consent of the Executive in the event that the Company shall effect a reorganization, consolidate with, or merge into any other entity or transfer all of substantially all of its properties or assets to any other entity; provided, further, that any assignee of the Company expressly assumes the obligations, rights and privileges of this Agreement and Executive shall not be required to perform services at a principal place of business that is more than 30 miles from the Company's then current principal place of business.

                  Q. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and permitted assigns. This Agreement shall also inure to the benefit of and be binding upon the Executive, his executors, administrators and heirs.

                  R. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  S. Survival. Provisions of this Agreement shall survive any termination to the extent necessary or desirable to fully accomplish the purposes of such provision; provided, however, that the provisions of Sections 7, 8, 9, 10, 11, 12 and 21 shall in all events survive any termination of Executive's employment and the expiration of the Term.

                  T. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  U. Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

                  V. Enforcement. The Company and Executive recognize and acknowledge that Executive is hereunder employed in a position in which Executive will be rendering personal services of a special, unique, unusual, and extraordinary character requiring extraordinary ingenuity and effort by Executive. Executive agrees that the breach by him of this Agreement, including each of its covenants, could not reasonably or adequately be compensated in damages in an action at law and that the Company shall be entitled to injunctive relief, which may include, without limitation, restraining Executive from rendering any service or undertaking any activity that would breach this Agreement. However, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and

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each and every remedy shall be cumulative and shall be in addition to every other remedy. The election of any one or more remedies by the Company shall not constitute a waiver of the right to pursue other available remedies.

                  W. Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  X. Entire Agreement. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, representations and understandings.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               S-O OPERATING CORP.


                                               By:
                                                  ------------------------------


                                               ---------------------------------
                                               Kenneth A. Darienzo